Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3
(Form Type)

TAT Technologies Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Primary Offering
Fees to be Paid	Equity	Ordinary shares, no par value
	Other	Warrants
	Debt	Debt Securities
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal Shelf)		Rule 457(o)	(1)	(2)	$70,000,000 (4)	$0.0001531	$10,717
Secondary Offering
Fees to be Paid	Equity	Ordinary shares, no par value	Rules 457(h) and 457(c)	2,905,202	$26.65 (3)	$77,423,633.30	$0.0001531	$11,853.56
	Total Offering Amounts					$147,423,633.30		$22,570.56
	Total Fee Offsets							$—
	Net Fee Due							$22,570.56
__________________
(1)
The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) warrants, (c) debt securities, (d) subscription rights and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(2)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act based on the average of the high ($28.29) and low ($25.01) prices of the ordinary shares on The Nasdaq Stock Market LLC on April 22, 2025

(4)
Pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.